Exhibit 99.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
(in thousands, except per share amounts)	2017	2016
Assets
Current assets
Cash and cash equivalents	$28,982	$16,765
Investments	27,068	55,213
Accounts receivable	10,441	11,421
Inventory	15,348	15,634
Prepaid expenses and other current assets	6,501	9,978
Total current assets	88,340	109,011
Property and equipment, net	42,449	14,560
Long-term restricted cash	4,500	4,500
Other long-term assets	219	9,813
Total assets	$135,508	$137,884
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,221	$8,359
Accrued expenses	17,246	16,604
Deferred service revenue, current	6,683	7,130
Other liabilities, current	167	1,681
Notes payable, current	3,123	—
Total current liabilities	35,440	33,774
Deferred service revenue, non-current	1,484	1,297
Deferred rent, non-current	14,148	19
Other liabilities, non-current	1,741	1,664
Notes payable, non-current	13,302	16,106
Financing derivative	208	356
Total liabilities	66,323	53,216

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.001 par value:
Authorized 50,000 shares; No shares issued or outstanding	—	—
Common Stock, $0.001 par value:
Authorized 1,000,000 shares; Issued and outstanding 93,540 and 92,677 shares at March 31, 2017 and December 31, 2016, respectively	94	93
Additional paid-in-capital	880,505	872,114
Accumulated other comprehensive income (loss)	(3)	5
Accumulated deficit	(811,411)	(787,544)
Total stockholders’ equity	69,185	84,668
Total liabilities and stockholders’ equity	$135,508	$137,884

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three-Month Periods Ended March 31,
(in thousands, except per share amounts)	2017	2016
Revenue:
Product revenue	$21,294	$12,379
Service and other revenue	3,621	3,152
Contractual revenue	—	3,596
Total revenue	24,915	19,127
Cost of revenue:
Cost of product revenue	11,362	6,880
Cost of service and other revenue	4,616	2,743
Total cost of revenue	15,978	9,623
Gross profit	8,937	9,504
Operating expense:
Research and development	16,971	16,361
Sales, general and administrative	15,265	11,708
Total operating expense	32,236	28,069
Operating loss	(23,299)	(18,565)
Interest expense	(838)	(779)
Other income (expense), net	270	(8)
Net loss	(23,867)	(19,352)
Other comprehensive loss:
Unrealized gain on investments	(8)	48
Comprehensive loss	$(23,875)	$(19,304)

Net loss per share:
Basic and diluted net loss per share	$(0.26)	$(0.23)
Shares used in computing basic and diluted net loss per share	92,970	83,604

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three-Month Periods Ended March 31,
(in thousands)	2017	2016
Cash flows from operating activities
Net loss	$(23,867)	$(19,352)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,850	848
Amortization of debt discount and financing costs	319	268
Stock-based compensation	4,985	4,581
Other items	(145)	74
Changes in assets and liabilities
Accounts receivable	980	(2,865)
Inventory	366	(2,119)
Prepaid expenses and other assets	3,377	4,709
Accounts payable	(5,929)	(39)
Accrued expenses	562	(3,350)
Deferred service revenue	(260)	(705)
Deferred contractual revenue	—	(3,596)
Other liabilities	92	1,279
Net cash used in operating activities	(16,670)	(20,267)
Cash flows from investing activities
Purchase of property and equipment	(2,668)	(457)
Disposal of property and equipment	—	111
Purchase of investments	(10,419)	(43,383)
Sales of investments	3,662	4,949
Maturities of investments	34,905	15,539
Net cash provided by (used in) investing activities	25,480	(23,241)
Cash flows from financing activities
Proceeds from issuance of common stock from equity plans	3,407	3,423
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs	—	26,536
Net cash provided by financing activities	3,407	29,959
Net decrease in cash and cash equivalents	12,217	(13,549)
Cash and cash equivalents at beginning of period	16,765	33,629
Cash and cash equivalents at end of period	$28,982	$20,080

Supplemental disclosure of non-cash investing and financing activities
Changes in unpaid property and equipment	$5,791	$24
Changes in deposits for property and equipment paid in prior period	$9,694	$—
Property and equipment paid by landlord	$12,600	—